UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2011

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

John Keister, Marchex’s Executive Vice Chairman and Director, is establishing a new sales plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). Under Mr. Keister’s new Rule 10b5-1 plan, he will sell up to a maximum of 540,000 shares over a period of up to twelve (12) months commencing February 2012 following the release of Marchex’s full year 2011/fourth quarter 2011 financial information (the “Start Date”) and following the termination of his previously established sales plan, which, if the maximum is sold, represents approximately 20% of Mr. Keister’s current direct and indirect holdings of Marchex common stock and options, approximately 2% of the currently outstanding Class B common stock of Marchex and approximately 1% of the currently outstanding total common stock of Marchex.

Peter Christothoulou, Marchex’s Chief Operating Officer, is establishing a new Rule 10b5-1 sales plan. Under Mr. Christothoulou’s new Rule 10b5-1 sales plan, he will sell up to a maximum of 93,750 shares over a period of up to four (4) months commencing on the Start Date which, if the maximum is sold, represents approximately 8% of Mr. Christothoulou’s current direct and indirect holdings of Marchex common stock and options, less than 1% of the currently outstanding Class B common stock of Marchex and less than 1% of the currently outstanding total common stock of Marchex.

Michael Arends, Marchex’s Chief Financial Officer, is amending his existing Rule 10b5-1 sales plan previously disclosed to update specified sales parameters and to provide for sales over a period of up to eleven (11) months commencing on the Start Date.

These plans will provide (i) for pre-determined sales of a portion of their Marchex common stock as part of their individual long-term asset diversification and liquidity strategies, subject to certain contingencies, and (ii) for sales of specified share amounts at specific market prices, subject to specified limitations, and require that such sales be disclosed publicly through appropriate filings with the Securities and Exchange Commission. In certain instances, the sales under these plans will include the sales of certain restricted shares as such shares vest in part to cover the tax liability incurred upon the vesting of such restricted shares.

Marchex permits its directors, officers and certain employees to enter into stock trading plans with respect to Marchex common stock which are intended to qualify for the safe harbor under Rule 10b5-1, subject to Marchex’s applicable guidelines and policies on insider trading. The Rule 10b5-1 plans identified above will be adopted in accordance with Marchex’s Code of Conduct for all officers, directors and employees. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information. Such plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	MARCHEX, INC.

	By:	/S/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer